UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

VYYO INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VYYO INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 14, 2005

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2005 annual meeting of stockholders of Vyyo Inc., a Delaware corporation (the “Company”), will be held at the New York City offices of Vyyo’s corporate counsel, Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York 10036, on Monday, March 14, 2005, at 10:00 a.m., local time, for the following purposes:

1.	ELECTION OF DIRECTORS. To elect two Class II directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and qualified;

2.	EQUITY INCENTIVE PLAN. To approve the Third Amended and Restated 2000 Employee and Consultant Equity Incentive Plan increasing the number of shares reserved for issuance thereunder and increasing the number of shares reserved for issuance under the Plan’s “evergreen” provisions;

3.	CERTIFICATE OF INCORPORATION. To approve the Fourth Amended and Restated Certificate of Incorporation to reduce the number of authorized shares;

4.	SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, as the independent auditors for the Company for the year ending December 31, 2005; and

5.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement that is attached and made a part hereof.

The Board of Directors has fixed the close of business on Tuesday, February 1, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Davidi Gilo

Davidi Gilo,

Chairman of the Board

Palo Alto, California

February 14, 2005

VYYO INC.

4015 Miranda Avenue, First Floor,

Palo Alto, California 94304

PROXY STATEMENT

General Information

This proxy statement is furnished to stockholders of Vyyo Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors of Vyyo of proxies in the accompanying form for use in voting at the 2005 annual meeting of stockholders to be held on Monday, March 14 at 10:00 a.m., local time, at the New York City offices of Vyyo’s corporate counsel, Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York 10036 and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting. This proxy statement is being mailed to stockholders on or about February 14, 2005.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (1) delivering to Vyyo (to the attention of Andrew P. Fradkin, Vyyo’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or (2) attending the annual meeting and voting in person.

Solicitation and Voting Procedures

The solicitation of proxies will be conducted by mail and Vyyo will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of Vyyo’s common stock. Vyyo may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Tuesday, February 1, 2005 has been fixed as the record date for determining the holders of shares of Vyyo’s common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, Vyyo had 15,256,503 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority, or 7,628,252 of these shares of common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

An automated system administered by Vyyo’s transfer agent will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the annual meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. If no specific instructions are given with respect to matters to be acted upon at the annual meeting, shares of common stock represented by a properly executed proxy will be voted (1) FOR the election of management’s nominees for Class II directors listed in Proposal No. 1; (2) FOR approval of the Third Amended and Restated 2000 Employee and Consultant Equity Incentive Plan; (3) FOR approval of the Fourth Amended and Restated Certificate of Incorporation; and (4) FOR the ratification of the selection of Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, as the independent auditors for Vyyo for fiscal year 2005.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Vyyo’s Certificate of Incorporation authorizes the number of directors to be not less than one nor more than ten. The number of directors on the Board is currently fixed at eight. Vyyo’s Board of Directors is divided into three classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms. The Board is currently composed of three Class I directors (Messrs. Gilo, Fischer and Griffin), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2007; two Class II directors (Messrs. Broad and Brownstein), whose terms will expire upon the election and qualification of directors at this year’s annual meeting and who have been nominated to continue to serve as Class II directors for three year terms following the annual meeting; and three Class III directors (Messrs. Benatoff, Kaplan and Zimmerman), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2006.

At the annual meeting, the stockholders will elect two Class II directors, each of whom will serve a three-year term until the annual meeting of stockholders to be held in 2008 or until a successor is elected or appointed and qualified or until the director’s earlier resignation or removal. The Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Certain information about Messrs. Broad and Brownstein, the Class II nominees, is furnished below:

Lewis S. Broad has been a member of the Board of Directors since November 1999. From May 1, 2000 until December 2002, Mr. Broad served as Chief Executive Officer of Portfab LLC, a manufacturer of heating enclosures. Prior to November 1999, and since December 2002, Mr. Broad has been self employed as a private investor. From January 1996 until July 2004, he was a member of the board of directors of Vesta Corp., a company specializing in payment processing and fraud prevention for telephone and Internet transactions. From November 1994 until November 1999, Mr. Broad also served as a director of DSP Communications, Inc. Mr. Broad has been determined by the Board of Directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Neill H. Brownstein was appointed as a member of the Board of Directors in December 1999. Mr. Brownstein is President of Neill H. Brownstein Corporation, a strategic investment management consulting firm that he founded in 1976. From June 1970 to January 1995, Mr. Brownstein was associated with Bessemer Securities Corporation and Bessemer Venture Partners, and during that period he served as a founding general partner of three affiliated venture capital funds. Mr. Brownstein also served on the board of directors of Giga Information Group from December 1995 until March 2003, when Giga Information Group was acquired by Forrester Research. From November 1994 until November 1999, Mr. Brownstein also served as a director of DSP Communications, Inc. Mr. Brownstein has been determined by the Board of Directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting, and the director nominees who receive the greatest number of votes at the annual meeting (up to the number of directors to be elected) will be elected. Broker non-votes and abstentions will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

The following table sets forth certain information with respect to Vyyo’s directors and executive officers:

Directors and Executive Officers

Name	Age	Position
Davidi Gilo	48	Chairman of the Board of Directors and Chief Executive Officer
Ronn Benatoff	54	Director
Lewis S. Broad(1)(2)(3)	47	Director
Neill H. Brownstein(2)	60	Director
Avraham Fischer	48	Director
John P. Griffin	54	Director
Samuel L. Kaplan(1)(2)	68	Director
Alan L. Zimmerman(1)(3)	62	Director
Michael P. Corwin	48	President and Chief Operating Officer
William Keating	48	Chief Executive Officer, Xtend Networks
Arik Levi	36	Chief Financial Officer

(1)	Member of the Nominating Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee

Ronn Benatoff has been a member of the Board of Directors since July 2004. He is a long time entrepreneur in international trade and since 2000 has served as the Managing Director – Israel for Syntek Capital A.G., an investment holding company based in Germany. Mr. Benatoff has served as Chairman of Italinvest Ltd. since 1999 and as a director of Xcitel Ltd. since 2003. He has been associated with Fideco SpA since 1990, at various times its Chairman of the Board and/or an executive of the company. From 2002 until 2004, Mr. Benatoff was a director with Adyoron Intelligent Systems Ltd., acting as Chairman of the Board from 2002 until mid-2003. Mr. Benatoff was also previously Chief Executive Officer of Cifideco Ltd., a Hong Kong-based company with subsidiaries in Spain and Argentina. Mr. Benatoff was a member of the board of directors of Xtend Networks Ltd. from 2001 until 2004, when it was acquired by Vyyo. He is fluent in English, French, Hebrew, Italian and Spanish. The Share Exchange Agreement by which Vyyo acquired the outstanding shares of Xtend Networks Ltd. entitled Syntek Capital A.G., under certain conditions, to nominate one representative to Vyyo’s Board of Directors and Mr. Benatoff was so nominated. Mr. Benatoff has been determined by the Board of Directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Avraham Fischer has been a member of the Board of Directors since April 1996. Mr. Fischer is a senior partner in the law firm of Fischer, Behar, Chen & Co., of Tel Aviv Israel, where he has served since 1982. Mr. Fischer is Deputy Chairman of IDB Holding Corporation Ltd., and Co-CEO of Clal Industries and Investments Ltd. Mr. Fischer is also the Co-Founder and Vice-Chairman of Ganden Holdings Ltd. and a Co-Founder and Co-Chairman of Ganden Tourism and Aviation Ltd. Mr. Fischer is a member of the board of directors of Discount Investments Company Ltd. (TASE), Scitex Corporation Ltd. (NASDAQ & TASE), Clal Industries and Investments Ltd. (TASE) and other privately held corporations. Mr. Fischer is one of the founders and a board member of Matan, a non-profit organization dedicated to supporting programs that improve the conditions and prospects of people in need. From 1996 until November 1999, he served as a director of DSP Communications, Inc. Mr. Fischer earned his degree in law from the Tel Aviv University. Mr. Fischer is a Lieutenant Colonel (Res.) in the Israel Defense Forces. Mr. Fischer has been determined by the Board of Directors not to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Davidi Gilo has served as Vyyo’s Chairman of the Board of Directors since 1996. Mr. Gilo served as Chief Executive Officer of Vyyo from April 1999 until October 2000, and was reappointed as Chief Executive Officer in October 2001. Mr. Gilo also served as Vyyo’s Interim Chief Financial Officer from October 2001 until August 2002. From October 1998 until November 1999, Mr. Gilo also served as Chairman of the Board of DSP Communications, Inc., a developer of chip sets for wireless personal communication applications, and from June 1999 until November 1999, he served as DSP Communications’ Chief Executive Officer. Mr. Gilo also served as the Chairman of the Board of DSP Communications from its founding in 1987 through November 1999. Mr. Gilo also served as Chairman of the Board of Zen Research N.V., a developer of technology and intellectual property for use in CD and DVD optical storage devices, between July 1995 and December 1999, and served as Zen Research plc’s Chairman from April 2000 to October 2003. Between 1987 and 1993, he was the President and Chief Executive Officer of DSP Group, Inc., and he served as Chairman of the Board of DSP Group from 1987 until April 1995. Mr. Gilo serves as Chairman of the Board of Stentor, Inc., a developer of medical image technology, having been appointed in April 2003. Mr. Gilo also serves on the Board of Directors of Silicon Design Systems Holdings, Inc., a privately held company. Mr. Gilo has been determined by the Board of Directors not to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

John P. Griffin has been a member of the Board of Directors since November 1999. Since September 2004, Mr. Griffin has served as Executive Vice President of Marketing for Optical Solutions, Inc., a manufacturer of fiber-to-the-home telecommunications equipment. From December 2000 until April 2004, Mr. Griffin served as the President and Chief Executive Officer of LightPointe Communications, Inc., a manufacturer of free space optical telecommunications equipment. From May 1999 to December 2000, he served as President of the Broadband Wireless Group of ADC Telecommunications, Inc., a telecommunications equipment provider and systems integrator, and from April 1998 until May 1999, he was General Manager of the Loop Transport Division of ADC Telecommunications. From September 1996 through April 1998, Mr. Griffin served as Vice President of Marketing for the Network Services Division of ADC Telecommunications. From March 1995 through September 1996, Mr. Griffin served as Vice President of Marketing of RSI Systems, a manufacturer of desktop video conferencing equipment. Prior to that, he served for nine years with ADC Telecommunications, the first year as Manager of Technical Support and the remaining eight years in various marketing positions. Mr. Griffin has been determined by the Board of Directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Samuel L. Kaplan has been a member of the Board of Directors since July 1999. Mr. Kaplan has been a partner in the law firm of Kaplan, Strangis and Kaplan, P.A. of Minneapolis, Minnesota, since October 1978. Mr. Kaplan is a director of Piper Jaffray Companies. He is also a director of Banking Corporation of Florida, First Florida Bank and Cambria Enterprises. He is currently the President of Banking Corporation of Florida. From 1999 to 2004, he was a director of Associated Bank-Corp of Minnesota. From 1991 until June 1999, Mr. Kaplan also served as a director of DSP Group, Inc., a developer of telephony and speech compression components. Mr. Kaplan has been determined by the Board of Directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Alan L. Zimmerman has been a member of the Board of Directors since July 1999. Since November 1994, Mr. Zimmerman has served as Co-Chief Executive Officer of Law Finance Group, Inc., a provider of financing to law firms and parties engaged in legal proceedings. Mr. Zimmerman also serves as a manager of several companies affiliated with Law Finance Group, Inc., including Law Finance Group Holdings, LLC; Law Investment Company, LLC; BZM, LLC; Firm Finance Company, LLC; and LFG National Capital, LLC. Mr. Zimmerman is a partner of Litigation Resource Counsel, LLP, a law firm located in San Francisco, California. Mr. Zimmerman has been determined by the Board of Directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Michael P. Corwin has served as Vyyo’s President and Chief Operating Officer since October 2001, and he also served as Vyyo’s Chief Operating Officer from August 1999 through March 2001. In March 2001,

Mr. Corwin left Vyyo for health related reasons. From August 1995 until August 1999, Mr. Corwin served as Vice President, Operations, of Harmony Management, Inc., a private investment company owned by Davidi Gilo and a trust for his benefit. From June 1994 until August 1995, he served as Vice President of Operations of Nogatech, Inc. and from 1986 until 1994, he was Vice President of Purchasing and Production of DSP Group, Inc.

William Keating was appointed the Chief Executive Officer of Xtend Networks, a wholly-owned subsidiary of Vyyo, in November 2004. From 2003 to 2004, Mr. Keating was a General Partner at Nekei LLC, where he worked with interactive media and cable companies. From 2000 to 2002, he was the Chief Operating Officer of Moxi Digital. From 1997 to 2000, Mr. Keating was the General Manager of Microsoft TV, after having been a Senior Vice President at WebTV Networks from 1996 until 1997, when WebTV was sold to Microsoft.

Arik Levi has served at Vyyo for four years, first as Vyyo’s Israeli controller, from March 2000 to November 2001, and from November 2001 until November 2002, as Vice President, Finance. Mr. Levi served as interim Chief Financial Officer from November 2002 until February 2003, and was appointed as Chief Financial Officer in February 2003. Prior to joining Vyyo, Mr. Levi was employed from 1994 through March 2000, as an auditor at Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, and its predecessor accounting firm.

Relationships among Directors or Executive Officers

There are no family relationships among any of Vyyo’s directors or executive officers.

Meetings and Committees of the Board of Directors

During 2004, the Board met 12 times and acted by written consent once. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board, plus the total number of all meetings of committees of the Board on which he served. The Board currently has three committees: the Compensation Committee, the Nominating Committee and the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Messrs. Broad and Zimmerman. Its function is to establish and apply Vyyo’s compensation policies with respect to Vyyo’s executive officers. The Compensation Committee held 14 meetings in 2004 and did not act by written consent.

Nominating Committee

The functions of the Nominating/Governance Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	reviewing the suitability for continued service as a director of each Board member when his or her term expires; and

•	reviewing periodically the size of the Board and recommending to the Board any appropriate changes.

The Nominating Committee is governed by a charter, a current copy of which is available on our corporate website at www.vyyo.com. A copy of the charter is also available in print to shareholders upon request, addressed to Andrew P. Fradkin, Corporate Secretary, at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304.

The members of the Nominating Committee are Messrs. Zimmerman (Chairman), Broad and Kaplan, each of whom is an independent director under the NASDAQ listing standards. The Nominating Committee met twice in 2004 and did not act by written consent.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to Andrew P. Fradkin, Corporate Secretary, at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments and potential conflicts of interest.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board – for example, retirement as a CEO or CFO of a public company or exiting government or military service – including business and civic leaders in the communities in which the Company’s facilities are located. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Audit Committee

Vyyo has an Audit Committee for which information regarding the functions of the Committee, and its membership, activities and number of meetings held during fiscal 2004 are set forth below under the heading “Report of the Audit Committee”. Vyyo’s Audit Committee is composed of independent directors pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission. In January 2004, Vyyo’s written charter for its Audit Committee was restated. The charter was attached to Vyyo’s proxy statement for the 2004 annual meeting of stockholders. The charter is also posted at Vyyo’s website at www.vyyo.com. Vyyo’s Audit Committee members are Neill H. Brownstein, Lewis S. Broad and Samuel L. Kaplan. Mr. Brownstein, the chair of the Audit Committee and an independent director, has been determined to be an “audit committee financial expert,” pursuant to standards applied by NASDAQ and the Securities and Exchange Commission. Mr. Brownstein is President of Neill H. Brownstein Corporation, a strategic investment management consulting firm that he founded in 1976. From June 1970 to January 1995, Mr. Brownstein was associated with Bessemer Securities Corporation and Bessemer Venture Partners, and during that period he served as a founding general partner of three affiliated venture capital funds.

Stockholder Communications with the Board of Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member of the Board by mail. To communicate with the Board of Directors, correspondence should be addressed to the Board member by name, “c/o Corporate Secretary” at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304.

While communications received as set forth in the preceding paragraph will generally be forwarded directly to the named Board member or members, these communications may be opened by a member of the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

Attendance at Annual Meeting

It is Company policy that directors are invited to attend the annual meeting. Typically, stockholder attendance has been very low at the Company’s annual meetings. In 2004, all seven directors in office at the time of the meeting attended the annual meeting (six in person and one telephonically).

Compensation of Directors

Directors serving on the Board of Directors do not currently receive any cash compensation for serving on the Board. Directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings.

In addition, all directors are eligible to participate in our Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan (the “2000 Plan”). The 2000 Plan provides for the grant of non-statutory options to non-employee directors. Under the 2000 Plan, each non-employee director receives an initial option to purchase 25,000 shares of common stock on the date on which he or she becomes a director, at fair market value on the date of grant. These options have a 10-year term and vest over a four-year period. Thereafter, on the date immediately following each annual meeting of our stockholders, each of our non-employee directors receives an annual grant of options to purchase 7,500 shares for each year during such director’s term, provided such director has served on the Board of Directors for at least six months on such date. These options have a 10-year term and vest immediately upon the date of grant. The foregoing awards of options are granted automatically under the Plan. Accordingly, on April 23, 2004, each of Messrs. Broad, Brownstein, Fischer, Griffin, Kaplan and Zimmerman were granted options to purchase 7,500 shares of our common stock pursuant to the automatic grant provisions set forth in the 2000 Plan, in each case at an exercise price of $6.75 per share, following the 2004 annual meeting of stockholders. In addition, on July 21, 2004, Mr. Benatoff was appointed to the Board of Directors and was granted an initial option to purchase 25,000 shares of common stock pursuant to the automatic grant provisions set forth in the 2000 Plan, at an exercise price of $5.81 per share.

In addition, in July 2001, the Board of Directors adopted a program to grant to each non-employee director options under the 2000 Plan to purchase 1,667 shares of our common stock, at the time of each regularly scheduled quarterly meeting of the Board. On May 13, 2003, this amount was increased to 3,125 shares for such grants from and including that date. These options have a five-year term and vest immediately upon the date of grant. Pursuant to this program, the Board granted options to purchase 3,125 shares of our common stock to each of Messrs. Broad, Brownstein, Fischer, Griffin, Kaplan and Zimmerman on each of January 22, 2004 and April 22, 2004. The Board granted options to purchase 3,125 shares of our common stock to each of Messrs. Benatoff, Broad, Brownstein, Fischer, Griffin, Kaplan and Zimmerman on each of July 26, 2004, October 27, 2004 and January 20, 2005. The options granted on January 22, 2004 have an exercise price of $9.60 per share; the options granted on April 22, 2004 have an exercise price of $6.98 per share; the options granted on July 26, 2004 have an exercise price of $5.06 per share; the options granted on October 27, 2004 have an exercise price of $5.86 per share; and the options granted on January 20, 2005 have an exercise price of $7.50 per share. The exercise prices for these options are equal to the closing per share price of our common stock on the dates of grant of the applicable options.

PROPOSAL NO. 2

APPROVAL OF THE THIRD AMENDED AND RESTATED 2000 EMPLOYEE AND

CONSULTANT EQUITY INCENTIVE PLAN

The Board of Directors has approved the Third Amended and Restated 2000 Employee and Consultant Equity Incentive Plan to the extent it increases the number of shares reserved for issuance thereunder.

At the annual meeting the stockholders are being requested to approve an amendment to the Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan (the “Plan”) (1) to increase the number of shares reserved for issuance thereunder by 1,500,000 shares, to 8,340,088; and (2) to increase the amount of the automatic, annual increases in the number of shares available thereunder (the “evergreen” provisions) to an amount equal to the lesser of (a) 1,000,000 shares, or (b) ten percent of the number of outstanding shares on the last day of the immediately preceding fiscal year. As of the record date, 6,840,088 shares are reserved for issuance under the Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan.

The 2000 Employee and Consultant Equity Incentive Plan was adopted by the Board of Directors and approved by the stockholders of the Company on November 22, 1999. The Board of Directors subsequently amended and restated the Plan in its entirety on February 2, 2000 (the “First Amendment”), and again amended the Plan on January 17, 2001 (the “Second Amendment”). The First Amendment was approved by the stockholders of the Company on February 2, 2000. The Second Amendment was approved by the stockholders of the Company on May 8, 2001.

The Board of Directors believes that the availability of award grants under the Plan enhances Vyyo’s ability to attract, motivate and retain the caliber of directors, officers and other employees necessary for Vyyo’s future growth and success. As a result of prior grants of stock options under the Plan to directors, officers and other employees of Vyyo, the number of shares of common stock available for future grants under the Plan has been reduced to 85,645 shares as of the record date. The Board of Directors has determined that this number is insufficient to maintain the Plan as an incentive device. The Board of Directors also believes that increasing the number of shares of common stock available will help Vyyo achieve its goals by keeping its incentive compensation program competitive with those of comparable companies. At the annual meeting the stockholders are being requested to approve an amendment to the Plan to (1) increase the number of shares of common stock available for issuance thereunder by 1,500,000 shares to 8,340,088; and (2) increase the amount of the automatic, annual increases in the number of shares available thereunder to an amount equal to the lesser of (a) 1,000,000 shares, or (b) ten percent of the number of outstanding shares on the last day of the immediately preceding fiscal year.

The following paragraphs summarize the more significant features of the Plan. The summary is subject, in all respects, to the terms of the Plan, the full text of which, as proposed to be amended, is set forth in Appendix A attached hereto, marked to show changes from the version currently in effect. If the amendment is not approved by the stockholders, the Plan will continue in effect under the present terms.

Summary of the Plan

The Plan was adopted by our Board of Directors and approved by our stockholders on November 22, 1999 for the benefit of our officers, directors, employees, advisors and consultants. The approximate numbers of persons currently eligible to participate in the Plan are four executive officers (one of whom is a director), eight directors (one of whom is an executive officer), and 135 employees. The purpose of the Plan is to enable Vyyo to attract and retain highly qualified personnel who will contribute to Vyyo’s success and to provide to participants incentives that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of Vyyo. As such, the consideration received or to be received by Vyyo for the granting or extension of options or rights under the Plan is the provision of service by the grantee as an officer, director, employee, advisor or consultant. The market value of the common stock, $.0001 par value per share, underlying the options or rights was $7.55 per share, the closing price on the record date.

The Plan provides for the issuance of stock-based incentive awards, including stock options, stock appreciation rights (“SARs”), limited SARs, restricted stock, deferred stock, and performance shares. An award may consist of one arrangement or benefit or two or more of them in tandem or in the alternative. Under the Plan, awards covering no more than 80% of the shares reserved for issuance under the plan may be granted to any participant in any one year.

Under the Plan, each non-employee director receives an initial option to purchase 25,000 shares of common stock on the date on which he or she becomes a director, at fair market value on the date of grant. These options have a 10-year term and vest over a four-year period. Thereafter, on the date immediately following each annual meeting of our stockholders, each of our non-employee directors receives an annual grant of options to purchase 7,500 shares for each year during such director’s term, provided such director has served on the Board of Directors for at least six months on such date. These options have a 10-year term and vest immediately upon the date of grant. The foregoing awards of options are granted automatically under the Plan.

In addition, a grant to purchase 3,125 shares is made to each non-employee director options under the Plan at the time of each regularly scheduled quarterly meeting of the Board. These options have a five-year term and vest immediately upon the date of grant.

The Plan may be administered by either our Board of Directors or any committee of our Board of Directors. The Board or committee is sometimes referred to as the plan administrator. The plan administrator may interpret the Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Plan. The Plan permits the plan administrator to select the officers, directors, employees, advisors and consultants, including directors who are also employees, who will receive awards and generally to determine the terms and conditions of those awards.

We may issue two types of stock options under the Plan: incentive stock options (“ISOs”) which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-qualified stock options (“NSOs”). The per share exercise price of shares purchasable under an option shall be determined by the plan administrator in its sole discretion at the time of grant but shall not, (1) in the case of ISOs, be less than the fair market value of the common stock on such date, (2) in the case of NSOs intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, be less than the fair market value of the common stock on such date and (3) in any event, be less than the par value of the common stock. Furthermore, in the case of ISOs granted to a participant who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of Vyyo or of any parent or subsidiary, the per share exercise price of such ISOs (to the extent required at the time of grant by the Code) shall be no less than 110% of the fair market value of the common stock on the date of grant.

The term of each option shall be fixed by the plan administrator, but no option shall be exercisable more than ten years after the date such option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of Vyyo or of any parent or subsidiary and an incentive stock option is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the plan administrator at or after the time of grant. The plan administrator may provide at the time of grant, in its sole discretion, that any option shall be exercisable only in installments, and the plan administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the plan administrator may determine, in its sole discretion, including but not limited to in connection with any “change in control” of Vyyo (as defined in the award agreement evidencing such option).

SARs and limited SARs may be granted under the Plan either alone or in conjunction with all or part of any stock option granted under the Plan. A SAR granted under the Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value at the date of exercise of a share of common stock over a specified price fixed by the plan administrator.

Free standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the plan administrator at or after grant. Related SARs shall be exercisable only at such time or times and to the extent that the options to which they relate shall be exercisable; provided, however, that a related SAR granted in connection with an ISO shall be exercisable only if and when the fair market value of the common stock subject to the ISO exceeds the exercise price of such option. Notwithstanding the above, no free standing or related SARs shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a participant’s death or disability prior to the expiration of such six-month period.

A limited SAR granted under the Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the change in control price of a share of common stock over a specified price fixed by the plan administrator. A limited SAR may only be exercised within the 30-day period following a change in control.

Restricted stock, deferred stock and performance shares may be granted under the Plan. The plan administrator will determine the purchase price, performance period and performance goals, if any, with respect to the grant of restricted stock, deferred stock and performance shares. Participants with restricted stock and performance shares generally have all of the rights of a stockholder. With respect to deferred stock, during the deferral period, subject to the terms and conditions imposed by the plan administrator, the deferred stock units may be credited with dividend equivalent rights. If the performance goals and other restrictions are not attained, the participant will forfeit his or her shares of restricted stock, deferred stock and/or performance shares.

In the event we merge or consolidate with another entity in which we are not the surviving corporation, dissolve or liquidate or sell substantially all of our assets, outstanding awards under the Plan may be assumed or replaced by the successor corporation, if any, or its parent. If the successor corporation or its parent does not assume outstanding awards or substitute equivalent awards, such awards will automatically become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture right.

The terms of the Plan provide that the plan administrator may amend, suspend or terminate the Plan at any time, provided, however, that some amendments require approval of our stockholders. Further, no action may be taken which adversely affects any rights under outstanding awards without the holder’s consent. The Plan will terminate in November 2009.

Vote Required

The affirmative vote of a majority of all of the votes cast at the annual meeting is required to approve the Third Amended and Restated 2000 Employee and Consultant Equity Incentive Plan. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR APPROVAL OF THE THIRD AMENDED AND RESTATED 2000 EMPLOYEE AND CONSULTANT EQUITY INCENTIVE PLAN

PROPOSAL NO. 3

APPROVAL OF THE FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Board of Directors has approved the Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which would decrease the number of authorized shares of Common Stock from 200,000,000 to 50,000,000. The Board of Directors recommends that Vyyo’s stockholders approve this amendment.

The Fourth Amended and Restated Certificate of Incorporation, marked to show changes from Vyyo’s currently existing certificate of incorporation (as amended), is attached as Appendix B.

Reduction of Authorized Shares

As of February 1, 2005, Vyyo had 15,256,503 shares of Common Stock outstanding. An additional 5,373,631 shares were reserved for future issuance, of which 5,112,503 shares were to be issued upon exercise of outstanding options, warrants and rights and 261,128 shares were available for future issuance under equity compensation plans. As of February 1, 2005, Vyyo had no Preferred Stock outstanding. Vyyo is currently authorized to issue a total of 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company desires to reduce the number of shares it is authorized to issue to 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

The Board of Directors believes that the currently authorized Common Stock remaining available is greater than the amount Vyyo currently anticipates to be required. A larger than necessary number of authorized shares of Common Stock potentially results in a larger assessed Delaware franchise tax. The reduction of this tax is the reason the Company wishes to reduce the number of authorized shares of its Common Stock. Accordingly, the Board of Directors believes that it is in the Company’s best interests to decrease the number of authorized shares of Common Stock as described above.

The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by Vyyo’s stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

Vote Required

The affirmative vote of the holdings of a majority of all outstanding shares of Vyyo’s Common Stock will be required for approval of the Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION DECREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Vyyo engaged Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited (“Kesselman”), as independent accountants of Vyyo effective as of December 3, 2001. Vyyo’s audit committee has reappointed Kesselman as independent auditors to audit the financial statements of Vyyo for the current fiscal year ending December 31, 2005. Representatives of Kesselman are expected to be present at the annual meeting in person or by telephone, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Fees billed by Kesselman for each of the last two fiscal years were as follows:

Type of Fees	Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2004
Audit Fees(1)	$196,684	$185,000
Audit-Related Fees(2)	N/A	$25,000
Tax Fees(3)	$51,000	$127,000
All Other Fees(4)	N/A	N/A

(1)	Consists of fees in connection with the audit of Vyyo’s annual financial statements and review of financial statements included in Vyyo’s Form 10-Q or services that are normally provided in connection with statutory and regulatory filings.

(2)	Consists of fees in connection with the performance of the audit and review of Vyyo’s financial statements and not reported under item (1) above.

(3)	Consists of fees in connection with professional services rendered by Kesselman and its affiliate, PricewaterhouseCoopers LLP, for tax compliance, tax advice and tax planning, including the preparation and review of tax returns and the provision of incidental tax advice.

(4)	Consists of fees in connection with products and services provided by Kesselman, other than those reported under items (1) through (3) above.

The pre-approval procedures of Vyyo’s audit committee include the responsibility to review and, in its sole discretion, approve in advance Vyyo’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as set forth in Section 10A(i) of the Securities Exchange Act of 1934, all permitted non-audit engagements and relationships between Vyyo and such auditors. It is the audit committee’s responsibility to review and approve or disapprove all proposed related party transactions (including all transactions required to be disclosed by Item 404 of Regulation S-K of the SEC). In addition, Vyyo’s audit committee is empowered to review Vyyo’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between Vyyo and members of management, as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The charter of Vyyo’s audit committee sets forth the committee’s procedures and responsibilities in greater detail and is available at www.vyyo.com.

All of the services described in the table above were pre-approved by Vyyo’s audit committee.

Vote Required

Stockholder ratification of the appointment of Kesselman as Vyyo’s independent auditors is not required by Vyyo’s bylaws or any other applicable legal document. However, the Board is submitting the appointment of Kesselman to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider the appointment. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent auditing firm at any time. The affirmative vote of a majority of all votes cast at the meeting is required to ratify the appointment of Kesselman as Vyyo’s independent auditors for 2005. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN CPAs (ISR), A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS VYYO’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us as of February 1, 2005, regarding the beneficial ownership of our common stock by:

•	each person known to the Board of Directors to own beneficially 5% or more of our common stock;

•	each of our directors;

•	the named executive officers identified below in “Executive Compensation and Other Information”; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer, or 5% or more stockholders, as the case may be.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, and includes shares of common stock issuable pursuant to the exercise of stock options or warrants that are immediately exercisable or exercisable within sixty days of February 1, 2005. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Davidi Gilo(2)	5,349,391	35.1%
Syntek Capital A.G.(3) Zugspitzstrasse 15 Pullach, Germany 82049	972,675	6.4%
Superius Securities Group Inc. Profit Sharing Plan and James Hudgins(4) 94 Grand Ave., Englewood, NJ 07631	764,948	5.0%
Michael P. Corwin(5)	300,815	2.0%
William Keating(6)	0	*
Arik Levi(7)	55,207	*
Hillel Weinstein(8)	86,835	*
Ronn Benatoff(9)	9,375	*
Lewis Broad(10)	104,098	*
Neill H. Brownstein(11)	129,895	*
Avraham Fischer(12)	66,669	*
John P. Griffin(13)	86,669	*
Samuel L. Kaplan(14)	124,297	*
Alan L. Zimmerman(15)	149,812	*
All current directors and executive officers as a group (12 Persons)(16)	6,463,063	42.4%

*	Less than 1%.

(1)	Number of shares and percentage ownership include shares issuable pursuant to stock options held by the person in question exercisable within 60 days after February 1, 2005. Percentages are based on 15,256,503 shares outstanding as of February 1, 2005. The address of all directors and named officers (footnotes (2); and (5) through (15)) is c/o Vyyo Inc., 4015 Miranda Ave., First Floor, Palo Alto, California 94304.

(2)	Includes (a) 3,705,766 shares held by the Gilo Family Trust U/A/D 1/18/91, of which Davidi Gilo is the sole trustee; (b) 345,000 shares held by Mr. Gilo individually; (c) 5,420 shares held by Harmony Management, Inc., of which Davidi Gilo and a trust for his benefit are the sole shareholders; (d) 18,206 shares held by the Gilo Family Partnership, L.P., a limited partnership of which Harmony Management, Inc. is the general partner and Mr. Gilo, Shamaya Gilo and three trusts for the benefit of Mr. Gilo’s children, Adi, Elad and Yael Gilo, are the limited partners; (e) 145,000 shares held by the Gilo Family Foundation, a not-for-profit corporation of which Mr. Gilo is the trustee; (f) 350,000 shares held by Skyfarm Management, LLC, a limited liability company with which Mr. Gilo has entered into a voting trust agreement pursuant to which Mr. Gilo has the exclusive right to vote such shares; (g) 170,000 shares held by the Winds of Change Foundation, Inc., a not-for-profit corporation of which Shamaya Gilo is the trustee and with which Mr. Gilo has entered into a voting trust agreement pursuant to which Mr. Gilo has the exclusive right to vote such shares; and (h) 609,999 shares issuable pursuant to stock options that are exercisable within 60 days of February 1, 2005. Excludes 81,649 shares held in three trusts for the benefit of Mr. Gilo’s children, Adi, Elad and Yael Gilo, as to which Mr. Gilo has no voting or investment power. Mr. Gilo disclaims beneficial ownership of such shares.

(3)	Based on the Schedule 13D filed by Syntek Capital A.G. (“Syntek”) on July 21, 2004. Pursuant to the Schedule 13D filing, Syntek has sole voting and dispositive power with respect to all of the shares.

(4)	Based on the two Schedules 13G filed by Superius Securities Group Inc. Profit Sharing Plan (the “PSP”) and Mr. Hudgins on September 29, 2004. Pursuant to the filings, (a) Mr. Hudgins is a Trustee and a Beneficiary of the PSP; (b) the PSP has sole voting and dispositive power with respect to 713,048 of the shares; (c) Mr. Hudgins has sole voting and dispositive power with respect to 25,100 of the shares; (d) the PSP and Mr. Hudgins share voting and dispositive power with Mr. Hudgins’ wife with respect to 26,100 of the shares; and (e) the PSP and Mr. Hudgins share voting and dispositive power with Mr. Hudgins’ son with respect to 700 of the shares.

(5)	Includes 226,389 shares issuable pursuant to stock options.

(6)	Mr. Keating’s stock option grants vest in part in November 2005.

(7)	Consists entirely of shares issuable pursuant to stock options.

(8)	Consists entirely of restricted stock.

(9)	Consists entirely of shares issuable pursuant to stock options. Mr. Benatoff owns an immaterial proportion of Syntek and sits on a management committee of Syntek that does not make investment decisions with respect to Syntek’s shares of Vyyo stock. Mr. Benatoff disclaims beneficial ownership of the shares held by Syntek.

(10)	Includes 37,429 shares held by Blue Heron I, LLC, of which Mr. Broad has the sole investment and voting power. Also includes 66,669 shares issuable pursuant to stock options.

(11)	Includes 63,226 shares held by the Neill and Linda Brownstein Living Trust ATA 12/18/02, of which Mr. Brownstein and his wife Linda Brownstein are the trustees and beneficiaries. Also includes 66,669 shares issuable pursuant to stock options.

(12)	Consists entirely of shares issuable pursuant to stock options.

(13)	Includes 66,669 shares issuable pursuant to stock options.

(14)	Includes 66,669 shares issuable pursuant to stock options.

(15)	Includes 88,336 shares issuable pursuant to stock options.

(16)	See footnotes (2); and (5) through (15).

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission, we believe that all of our directors, officers and beneficial holders of over ten percent of our common stock complied during the fiscal year ended December 31, 2004 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth all compensation earned for the years ended December 31, 2004, 2003 and 2002, by Vyyo’s Chief Executive Officer, each of Vyyo’s three other executive officers who were serving as executive officers at the end of 2004, and one additional individual who was one of Vyyo’s four most highly compensated individuals other than the CEO in 2004 (collectively, the “named executive officers”).

Summary Compensation Table

	Year	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position		Salary($)		Bonus($)(1)	Other Annual Compensation($)			Restricted Stock Awards($)		Securities Underlying Options(#)
Davidi Gilo(1) Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	300,270 234,519 220,417	— — —		— — —		— — —		— 800,000 —

Michael P. Corwin President and Chief Operating Officer	2004 2003 2002	$ $ $	250,270 223,186 239,583	— — —		— — —		— — —		— 200,000 —

William Keating(2) Chief Executive Officer, Xtend Networks	2004 2003 2002		$50,045 — —	— — —		— — —		— — —		300,000 — —

Arik Levi(3) Chief Financial Officer	2004 2003 2002	$ $ $	144,893 150,458 77,424	$13,397 — —	$ $ $	47,519 43,399 30,858	(4) (5) (6)	— — —		— 90,000 —

Hillel Weinstein(7) Chairman of the Board, Xtend Networks Ltd.	2004 2003 2002		$119,725 — —	— — —		$2,179,604 — —	(8)	$944,620 — —	(9)	— — —

(1)	Mr. Gilo is eligible for annual cash bonuses specified in his employment agreement. Such bonuses are based upon achievement of corporate performance objectives. The executive officers are also eligible for discretionary bonuses as may be awarded by the Compensation Committee based upon individual, as well as corporate performance.

(2)	Mr. Keating joined Vyyo in November 2004. His at-will employment agreement provides for an annual salary of $300,000 and makes Mr. Keating eligible for an annual bonus of $200,000 based on corporate milestones.

(3)	Payments made to and on behalf of Mr. Levi are paid in New Israeli Shekels. Amounts shown are in U.S. Dollars and converted based on prevailing exchange rates on the date of each payment.

(4)	Includes $11,760 for automobile lease payments and $35,759 for other payments made on behalf of Mr. Levi to a severance fund, a savings fund, a risk/disability fund and for certain taxes, as is customary for executives in Israel.

(5)	Includes $11,785 for automobile lease payments and $31,614 for other payments made on behalf of Mr. Levi to a severance fund, a savings fund and a risk/disability fund, as is customary for executives in Israel.

(6)	Includes $8,731 for automobile lease payments and $22,127 for other payments made on behalf of Mr. Levi to a severance fund, a savings fund and a risk/disability fund, as is customary for executives in Israel.

(7)	Mr. Weinstein joined Vyyo on June 30, 2004 in connection with its acquisition of Xtend Networks Ltd. Payments made to and on behalf of Mr. Weinstein through the end of October, 2004 were paid in New Israeli Shekels. Thereafter, payments were made in U.S. Dollars. Amounts shown relating to the ten months ending October 31, 2004 are in U.S. Dollars, converted based on prevailing exchange rates on the date of each payment.

(8)	Includes (a) $1,942,548 in consideration for certain non-competition agreements (including the payment of taxes); (b) $11,640 for payment of certain apartment and furniture rental expenses; (c) $3,886 for payments related to auto expenses; (d) $191,629 for the payment of taxes; and (e) $29,901 for other payments made on behalf of Mr. Weinstein to a severance fund, a savings fund and a risk/disability fund, as is customary for executives in Israel. Mr. Weinstein’s employment agreement entitles him to a one-time relocation bonus in a gross amount of $1,197,500, paid in January, 2005, which amount is not included in the table.

(9)	On June 30, 2004, Mr. Weinstein was granted 146,000 shares of restricted stock. Vyyo’s closing price on June 30, 2004 was $6.47 per share. Mr. Weinstein held a total of 86,835 shares of restricted stock on December 31, 2004 which, based upon Vyyo’s closing price of $8.61 on that date, had a value of $747,649.35. The vesting schedule for Mr. Weinstein’s restricted stock is as follows: as to 71,000 of the shares, they shall vest 16.666% per month from the date of grant; as to the remaining 75,000 of the shares, they shall vest on March 31, 2007 if certain performance criteria are met. Mr. Weinstein is entitled to any dividends paid on the restricted shares.

Option Grants in Last Fiscal Year

The following table provides information with respect to stock options granted during 2004 to each of the named executive officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually, calculated based on the closing price of the common stock on the grant date. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in 2004	Exercise Price ($/Share)	Expiration Date
Name					5%($)	10%($)
William Keating	300,000	20.3%	$6.12	11/2/2009	$507,253	$1,120,896

Securities Authorized for Issuance Under Equity Compensation Plans

The following chart sets forth certain information as of December 31, 2004, with respect to our three stock option plans, specifically our 1996 Equity Incentive Plan, our 1999 Employee and Consultant Equity Incentive Plan and our 2000 Employee and Consultant Equity Incentive Plan (collectively, the “Plans”). Currently, we are making stock option grants only out of our 2000 Employee and Consultant Equity Incentive Plan (the “EIP”). The chart does not include our 2000 Employee Stock Purchase Plan (the “ESPP”), under which (i) a total of 428,522 shares were reserved for future issuance as of December 31, 2004; and (ii) 96,352, 67,226 and 15,717 shares were issued in 2004, 2003 and 2002, respectively.

Each of the ESPP and the Plans has been approved by our stockholders. The number of shares reserved for issuance under the ESPP automatically increases on January 1st of each year by the lesser of (i) one percent (1%) of the number of shares of the Company’s Common Stock outstanding on the last trading day of the immediately preceding fiscal year, or (ii) 100,000 shares. The number of shares reserved for issuance under the EIP automatically increases on January 1st of each year by the lesser of (i) 666,666 shares, or (ii) five percent (5%) of the number of shares of the Company’s Common Stock outstanding on the last day of the immediately preceding fiscal year. On January 20, 2005, the Company’s Board of Directors terminated the ESPP.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,434,920	$5.29 per share	302,128
Equity compensation plans not approved by security holders	None	None	None

Total	4,434,920	$5.29 per share	302,128

Option Exercises and Option Values for Fiscal 2004

The following table describes for the named executive officers the number and aggregate value of stock options exercised during fiscal 2004, and the number and aggregate value of unexercised options held by each of the named executive officers as of December 31, 2004:

Aggregated Option Exercises in 2004

and Option Values at December 31, 2004

	Aggregate Option Exercises in 2004		Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
	Shares Acquired on Exercise(#)	Value Realized($)
Name			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Davidi Gilo	40,000	$153,600	560,000	533,333	$2,808,266	$2,501,332
Michael P. Corwin	—	—	205,557	161,110	$1,162,675	$795,327
William Keating	—	—	—	300,000	—	$747,000
Arik Levi	8,333	$36,582	48,332	61,668	$261,578	$321,622
Hillel Weinstein	—	—	—	—	—	—

(1)	Calculated on the basis of the closing sale price of our common stock as reported on the NASDAQ National Market on December 31, 2004, of $8.61 per share, minus the per share exercise price, multiplied by the number of shares underlying the options.

Employment Agreements

We entered into an employment agreement with Davidi Gilo effective as of January 1, 2000. We amended the agreement with Mr. Gilo in August 2001. The agreement, as amended, provides for a term that expired on December 31, 2003, and thereafter automatically renews for consecutive one-year extensions, unless terminated by either party upon written notice. As neither the Company nor Mr. Gilo elected to terminate the agreement it remains in effect until December 31, 2005. Mr. Gilo’s agreement originally provided for an annual base salary equal to $350,000, subject to certain changes in the discretion of the Company’s Compensation Committee. The Agreement was amended in August 2001 to, among other things, provide for an annual base salary of $230,000. In October 2002, Mr. Gilo’s base salary was changed to $184,000 per year. In August 2003, Mr. Gilo’s base salary was changed to $300,000 per year, which remained his salary as of December 31, 2004. In addition, Mr. Gilo is entitled under the agreement to an annual bonus equal to 15%, 50% or 90% of his annual base salary if we meet 80%, 100% or 120% of our annual business plan, respectively, with the bonus pro rated if our plan is met between 80% and 100% or between 100% and 120%. In addition, Mr. Gilo will also be entitled to a discretionary bonus, as determined by our board of directors or the compensation committee. Mr. Gilo is required to devote at least 30 hours per week to the business of Vyyo under his employment agreement.

If Mr. Gilo’s employment is terminated by us without cause, he will be entitled to a severance payment equal to the greater of (1) the full amount of the cash compensation that he would have been paid under his employment agreement or (2) 18 months of his original annual base salary of $350,000. If Mr. Gilo’s employment is terminated by us with cause, in exchange for a release of any claims Mr. Gilo may have against us, he will be entitled to a severance payment equal to three months of his original annual base salary. If Mr. Gilo terminates his employment with us, he will be entitled to a severance payment equal to nine months of his original base salary. Mr. Gilo will remain as an employee during any period he is receiving severance pay and his options will continue to vest during that period.

On November 1, 2004, we entered into an at-will employment agreement with William Keating. Under the terms of the agreement, effective November 1, 2004, Mr. Keating became Chief Executive Officer of Xtend Networks, a subsidiary of the Company. Under the agreement, Mr. Keating will be paid a base salary of $300,000 per year and be eligible for an annual bonus of $200,000 based on performance milestones. Mr. Keating was awarded grants of stock options to purchase 300,000 shares of the Company’s common stock in December, 2004 and 400,000 shares of the Company’s common stock in January, 2005. Both of the stock option grants vest 25% at Mr. Keating’s one-year employment anniversary and monthly thereafter over three additional years, so long as he continues as an employee of or consultant to the Company or its subsidiaries.

In the event that there is a change of control of the Company and within one year thereafter Mr. Keating quits for good reason or is terminated without cause, 50% of his then outstanding unvested options will vest immediately and he will be paid a severance of six months’ base salary.

If Mr. Keating’s employment is terminated for any reason other than cause (or on account of a change of control), he will be paid a severance equal to (i) three months’ base salary, if such termination occurs within the first 12 months of employment; and (ii) an additional one month base salary for each additional 12 month period (after the completion of the first 12 months) of employment. In addition, if such termination for any reason other than cause (or change in control) occurs prior to the expiration of six months from Mr. Keating’s date of hire, 10% percent of his outstanding stock options will immediately vest. If such termination for any reason other than cause (or change in control) occurs after six months but prior to the expiration of 12 months from Mr. Keating’s date of hire, 20% of his outstanding stock options will immediately vest.

On June 30, 2004, we entered into an employment agreement with Hillel Weinstein. Mr. Weinstein currently acts as the Chairman of the Board of Xtend Networks Ltd. Under the terms of the agreement, (i) Mr. Weinstein is paid $150,000 per year; (ii) Vyyo is obligated to reimburse Mr. Weinstein for certain expenses related to his recent relocation from Israel to the United States, including payments for certain rental expenses; (iii) Mr. Weinstein is eligible for an annual bonus based on performance metrics; (iv) Mr. Weinstein is entitled, subject to certain conditions, to a one-time relocation bonus in a gross amount of $1,197,500, payable in January, 2005; (v) Vyyo made a grant to Mr. Weinstein of 146,000 shares of restricted stock; (vi) in consideration for certain non-competition agreements by Mr. Weinstein, Vyyo agreed to pay $1,000,000, net of any taxes, to Mr. Weinstein; and (vii) Mr. Weinstein’s employment may be terminated with six months’ notice (or at any time by Vyyo upon the payment of a severance of up to six months’ worth of salary and benefits).

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2004 were Lewis S. Broad and Alan L. Zimmerman. Neither of the members of the Compensation Committee during fiscal 2004 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions.

Compensation Committee Report on Executive Compensation

The following report of the compensation committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Vyyo under the Securities Act of 1933, or the Securities Exchange Act of 1934.

Compensation Policy.    Vyyo’s compensation policy as established by the compensation committee is that executive officers’ total annual cash compensation should vary with the performance of Vyyo, and that long-term incentives awarded to such officers should be aligned with the interest of our stockholders. Vyyo’s executive compensation program is designed to attract and retain executive officers who will contribute to our long-term success, to reward executive officers who contribute to Vyyo’s financial performance and to link executive officer compensation and stockholder interests through the grant of stock options.

Compensation of Vyyo’s executive officers consists of three principal components: salary, bonus, and long-term incentive compensation consisting of stock option grants.

Salary.    The base salaries of all executive officers are reviewed annually and, subject to minimum amounts specified in any applicable employment agreements, are set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee’s policy outlined above, the Committee considers competitive market conditions for executive compensation, Vyyo’s performance and individual performance.

Bonus.    The Compensation Committee also evaluates the performance and sets discretionary bonuses payable to the executive officers, subject to any applicable employment agreements. Mr. Gilo’s and Mr. Keating’s employment agreements contemplate the award of bonuses based on Vyyo’s performance each year. For fiscal 2004, we paid a $13,397 bonus to our Chief Financial Officer, Arik Levi, in connection with his efforts in our acquisition of Xtend Networks Ltd. in June of 2004.

Long-term Incentive Compensation.    We believe that option grants (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in Vyyo’s success, and (3) help retain key executive officers in a competitive market for executive talent.

Our stock option plans authorize the Committee to grant stock options to employees and consultants, including executive officers. Option grants are made from time to time to executive officers whose contributions have or are expected to have a significant impact on Vyyo’s long-term performance. Vyyo’s determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive officer during each year. In 2004, we made one stock option grant of 300,000 shares to William Keating. We did not make any stock option grants to any of the other named executive officers. In 2004, we granted 146,000 shares of restricted stock to Hillel Weinstein, subject to certain vesting requirements.

Compensation of Chairman of the Board and Chief Executive Officer.    As described above in “Employment Agreements,” the minimum salary and bonus of Davidi Gilo, the Chairman of the Board and Chief Executive Officer, are provided in his employment agreement and are subject to certain changes in the discretion of the Company’s Compensation Committee. The base salary specified in Mr. Gilo’s employment agreement, and the long term incentive compensation in the form of options granted to Mr. Gilo, were established by negotiations with Mr. Gilo, and in determining the amount of the salary and other compensation paid to Mr. Gilo, the Compensation Committee considered factors including the performance of Mr. Gilo and his contributions to Vyyo, the level of salary and long term incentive compensation paid to persons in similar positions at other companies in Vyyo’s industry, and the considerable competition for executive talent within the industry. Mr. Gilo’s employment agreement originally provided for an annual base salary equal to $350,000, subject to certain changes in the discretion of the Company’s Compensation Committee. The agreement was amended in August 2001 to, among other things, provide for an annual base salary of $230,000. In October 2002 Mr. Gilo’s base salary was changed to $184,000 per year. In August 2003, Mr. Gilo’s base salary was changed to $300,000 per year, which remained his salary as of December 31, 2004. Mr. Gilo was not awarded any stock options in fiscal 2004.

Mr. Gilo’s bonus under his employment agreement is based on Vyyo’s performance each year. For fiscal 2004, no bonus was paid to Mr. Gilo.

Compensation Policy Regarding Deductibility.    Vyyo is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to $1 million per year. For the fiscal year ended December 31, 2004, none of our executive officers received $1 million, other than Hillel Weinstein. It is not expected that the compensation to be paid to our executive officers for fiscal 2005 will exceed the $1 million limit for any officer, other than Hillel Weinstein. Our option plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under any of the option plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to Vyyo’s executive officers to no more than $1 million.

The above Report on Executive Compensation is submitted by the Compensation Committee:

Lewis S. Broad

Alan L. Zimmerman

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Vyyo under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors is governed by a written charter that was adopted by the Committee and approved by the full Board in January 2004. A copy of the charter was included in the proxy statement for the 2004 annual meeting of stockholders. The charter is also available on our website at www.vyyo.com.

The Audit Committee oversees Vyyo’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2004 with management, including a discussion on the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also reviewed with Vyyo’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Vyyo’s accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and Vyyo, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Vyyo’s internal controls, and the overall quality of Vyyo’s financial reporting. To carry out its responsibilities, the Audit Committee met 12 times in 2004 and did not act by written consent.

In reliance on the reviews and discussion referred to above, the Committee recommended to the board of directors, and the Board has approved, that the audited financial statements be included in Vyyo’s annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Vyyo’s independent auditors.

Members of the Audit Committee

Neill H. Brownstein, Audit Committee Chairman

Lewis S. Broad, Member

Samuel L. Kaplan, Member

Stock Performance Graph

The following information and performance graph do not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Vyyo under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market Index and the Nasdaq Telecommunications Index. The period shown commences on April 5, 2000, the date that our common stock was registered under Section 12 of the Securities Exchange Act of 1934, and ends on December 31, 2004, the end of Vyyo’s last fiscal year. The graph assumes an investment of $100 on April 5, 2000, and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

TOTAL RETURN TO STOCKHOLDERS

APRIL 5, 2000 TO DECEMBER 31, 2004

COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*

AMONG VYYO INC., THE NASDAQ STOCK MARKET

(U.S.) INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 invested on 4/5/00 in stock or on 3/31/00 in index—including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements that are described where required under “Executive Compensation and Other Information” and the transactions described below.

1.  Harmony Management

a.  Aircraft. We were billed $770,042 by an unaffiliated third party management company in connection with several charters of aircraft for business travel purposes in 2004. While we chartered the aircraft directly from the management company, the chartered aircraft is leased by Harmony Management, Inc. (“Harmony”), of which Davidi Gilo and a trust for his benefit are the sole shareholders. Payments made by us to the management company for the aircraft charters were ultimately paid to Harmony, after deductions for certain operating costs and charter management fees. At the instruction of Harmony, the hourly rate charged by the management company for these charters was substantially less than the standard rate charged by the management company for similar charters to other unaffiliated parties. In January 2005, the management company was changed and we entered into a short term time sharing agreement with Harmony pursuant to which we are entitled to use the aircraft subject to certain conditions, including reimbursing Harmony for various costs related to aircraft operation.

b.  Strategic Investment and Miscellaneous Office Services. In 2004, we reimbursed Harmony $39,007 for strategic investment, consulting and miscellaneous office services.

2.  Gilo Family Partnership. In 2004, we paid rent in the amount of $46,800 to Gilo Family Partnership, LP (“GFP”), for use of an administrative office in Woodside, California. Harmony is the general partner of GFP and Davidi Gilo, Shamaya Gilo and three trusts for the benefit of Davidi Gilo’s children are the limited partners of GFP.

3.  Silicon Design Systems

a.  MIS Services. In 2004, we reimbursed Silicon Design Systems, Inc. (“SDS”) $87,792 for management information services provided by an SDS employee in connection with Vyyo’s maintenance and operation of computer systems. Davidi Gilo is a controlling shareholder and Chairman of the Board of the parent corporation of SDS.

b.  Human Resources Services. In 2004, we reimbursed SDS $9,818 for services provided by an SDS employee in connection with our human resources function.

c.  Maintenance Fees. In 2004, SDS reimbursed us $37,558 for janitorial and other maintenance fees for services performed by our contractors in office space leased by SDS in Israel.

4.  Fischer, Behar, Chen & Co. Avraham Fischer, a director of Vyyo, is a senior partner of the law firm of Fischer, Behar, Chen & Co., which represents us on matters relating to Israeli law. We paid $343,652 in legal fees to this firm in 2004.

5.  Michael Corwin. In March 2002, in connection with an exercise of options to purchase our common stock, we lent $36,890 to Michael Corwin, our President and Chief Operating Officer, in exchange for which Mr. Corwin issued a full recourse promissory note to us. This note is due on the earlier to occur of March 17, 2005 or the time at which Mr. Corwin sells the shares purchased with the loan or leaves Vyyo, and bears interest at the rate of three percent (3%) per annum. The note is secured by the purchased shares. As of December 31, 2004, the amount of principal and related interest under the note was $39,242, which was the largest amount of debt outstanding under this loan during 2004.

We have entered into indemnification agreements with our directors and executive officers containing provisions that may require us, among other things, to indemnify our directors and executive officers against various liabilities that may arise by virtue of their status or service as directors and executive officers, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

STOCKHOLDER PROPOSALS

Under our bylaws, if you intend to present a proposal at Vyyo’s 2006 annual stockholder meeting, you must deliver a copy of your proposal to our Corporate Secretary, Andrew P. Fradkin, at Vyyo Inc., 4015 Miranda Avenue, First Floor, Palo Alto, California 94304, not less than 60 nor more than 90 days prior to the anniversary date of the 2005 annual stockholder meeting, unless the date of Vyyo’s 2006 annual stockholder meeting is more than 30 calendar days before or after the date of our 2005 meeting, in which case your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the day we publicly announce the date of the 2006 meeting or mail notice of the meeting, whichever occurs first. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements for a stockholder to have a proposal included in Vyyo’s proxy statement.

Stockholders interested in submitting a proposal for inclusion in the proxy materials for Vyyo’s annual meeting of stockholders in 2006, may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8 and submitting such proposal to our Corporate Secretary, Mr. Fradkin, at our address noted above. To be eligible for inclusion, stockholder proposals must be received by the Corporate Secretary no later than October 16, 2005.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Davidi Gilo

Davidi Gilo

Chairman of the Board

February 14, 2005

Palo Alto, California

APPENDIX A

VYYO INC.

THIRD ~~SECOND~~ AMENDED AND RESTATED 2000 EMPLOYEE AND CONSULTANT EQUITY INCENTIVE PLAN

Section 1.    General Purpose of Plan; Definitions.

The name of this plan is the Vyyo Inc. Amended and Restated 2000 Employee and Consultant Equity Incentive Plan (the “Plan”). The Plan was adopted by the Board (defined below) and approved by the stockholders of the Company (defined below) on November 22, 1999. The Board subsequently amended and restated Plan in its entirety on February 2, 2000 (the “First Amendment”), and again amended the Plan on January 17, 2001 (the “Second Amendment”, and together with the First Amendment, the “Amendments”). The First Amendment was approved by the stockholders of the Company on February 2, 2000. The Second Amendment was approved by the stockholders of the Company on May 8, 2001. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. The Company wishes the issuance of Awards (defined below) to its employees in Israel to conform with the requirements of the Israeli Income Tax Ordinance, and for this purpose the appended document Appendix A amends this Plan to so conform.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

(b)	“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

(c)	“Award” means any award under the Plan.

(d)	“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(g)	“Committee” means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(h)	“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(i)	“Company” means Vyyo Inc., a Delaware corporation (or any successor corporation).

(j)	“Deferred Stock” means the right to receive Shares at the end of a specified deferral period granted pursuant to Section 8 below.

(k)	“Disability” means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant’s work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

(l)	“Eligible Recipient” means an officer, director, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

(m)	“Employee Director” means any director of the Company who is also an employee of the Company or of any Parent or Subsidiary.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)	“Exercise Price” means the per share price at which a holder of an Award may purchase the Shares issuable upon exercise of the Award.

(p)	“Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported; (iv) in the case of a Limited Stock Appreciation Right, the fair market value of a share of Common Stock shall be the “Change in Control Price” (as defined in the Award Agreement evidencing such Limited Stock Appreciation Right) of a share of Common Stock as of the date of exercise.

(q)	“Incentive Stock Option” means any Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)	“Limited Stock Appreciation Right” means a Stock Appreciation Right that can be exercised only in the event of a “Change in Control” (as defined in the Award Agreement evidencing such Limited Stock Appreciation Right).

(s)	“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any Parent or Subsidiary.

(t)	“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(u)	“Option” means an option to purchase Shares granted pursuant to Section 6 below.

(v)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(w)	“Participant” means (i) any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive grants of Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock, or Performance Shares or any combination of the foregoing, or (ii) any Non-Employee Director who is eligible to receive grants of Options pursuant to Section 6(i) below.

(x)	“Performance Shares” means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 8 below.

(y)	“Registration Statement” means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial underwritten public offering of the Common Stock.

(z)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 below.

(aa)	“Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 4, and any successor security.

(bb)	“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 below to receive an amount equal to the excess, if any, of (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.

(cc)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.    Administration.

The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”), by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients Options, Stock Appreciation Rights or Limited Stock Appreciation Rights, Awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing; provided, however, that automatic, nondiscretionary grants of Options shall be made to Non-Employee Directors pursuant to and in accordance with the terms of Section 6(i) below. Except as otherwise provided in Section 6(i) below, the Administrator shall have the authority:

(a)	to select those Eligible Recipients who shall be Participants;

(b)	to determine whether and to what extent Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Awards of Restricted Stock, Deferred Stock or Performance Shares or a combination of any of the foregoing, are to be granted hereunder to Participants;

(c)	to determine the number of Shares to be covered by each Award granted hereunder;

(d)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Awards of Restricted Stock or Deferred Stock and the conditions under which restrictions applicable to such Awards of Restricted Stock or Deferred Stock shall lapse, and (ii) the performance goals and periods applicable to Awards of Performance Shares);

(e)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing granted hereunder;

(f)	to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Shares covered by such Option has declined since the date such Option was granted; and

(g)	the Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Shares Subject to Plan.

The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 8,340,088 ~~6,840,088~~ shares, plus an annual increase to be added on the first day of the Company’s fiscal year (beginning 2006~~5~~) equal to the lesser of (i) 1,000,000 ~~666,666~~ shares or (ii) ten ~~five~~ percent (10~~5~~%) of the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of Shares as to which Options, Stock Appreciation Rights, and Awards of Restricted Stock, Deferred Stock and Performance Shares may be granted to any Participant during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 80% of the Shares reserved for the purposes of the Plan.

Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) an Option expires or is otherwise terminated without being exercised, or (ii) any Shares subject to any Award of Restricted Stock, Deferred Stock or Performance Shares granted hereunder are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

In the event of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Prices of Shares subject to outstanding Options, and (iii) the kind, number and Exercise Prices of Shares subject to outstanding Awards of Restricted Stock, Deferred Stock and Performance Shares, in each case as may be determined by the Administrator, in its sole discretion, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest whole share, as determined by the Committee. An adjusted Exercise Price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right or Limited Stock Appreciation Right related to any Option.

Section 4.    Corporate Transactions

(a)	Assumption or Replacement of Awards by Successor. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants); (ii) a dissolution or liquidation of the Company; (iii) the sale of substantially all of the assets of the Company; or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation (if any) or Parent thereof, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation or Parent thereof may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders of the Company (after taking into account the existing provisions of the Awards). The successor corporation or Parent thereof may also issue, in place of outstanding shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) or Parent thereof does not assume or substitute awards, as provided above, pursuant to a transaction described in this Section 4(a), such Awards shall automatically become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such transaction, for all the Shares at the time represented by such Awards. In such event, effective upon the consummation of the transaction, or at such other time and on such conditions as the Board shall determine, all outstanding Awards under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its Parent.

(b)	Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 4, in the event of the occurrence of any transaction described in Section 4(a), any outstanding Awards shall be treated as provided in the applicable Award Agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

(c)	Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under the Plan in substitution of such other company’s award; or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted approximately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

Section 5.    Eligibility.

Eligible Recipients shall be eligible to be granted Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of Shares covered by each such Award.

Section 6.    Options.

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant to any officer or employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). Directors who are not also officers of the Company or of any Parent or Subsidiary, consultants or advisors to the Company or to any Parent or Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)	Option Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date, (ii) in the case of Non-Qualified Stock Options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, be less than 100% of the Fair Market Value of the Common Stock on such date and (iii) in any event, be less than the par value (if any) of the Common Stock. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the per share Exercise Price of such Incentive Stock Option (to the extent required at the time of grant by the Code shall be no less than 110% of the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted.

(b)	Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(c)	Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any “change in control” of the Company (as defined in the Award Agreement evidencing such Option).

(d)	Method of Exercise. Subject to Section 6(c), Options may be exercised in whole or in part at any time during the Option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. In addition, payment for Shares purchased pursuant to the Plan may be made, where expressly approved for the Participant by the Committee and where permitted by law:

(i)	by cancellation of indebtedness of the Company to the Participant;

(ii)	by surrender of shares of Common Stock that either (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (2) were obtained by Participant in the public market;

(iii)	by waiver of compensation due or accrued to Participant for services rendered;

(iv)	by tender of property;

(v)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Common Stock exists: (i) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the aggregate Exercise Price of the Shares so purchased, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward such Exercise Price directly to the Company; or (ii) through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the aggregate Exercise Price of the Shares so purchased, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward such Exercise Price directly to the Company;

(vi)	in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an Award hereunder (based, in each case, on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time of grant. If payment of the Exercise Price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the Shares received upon the exercise of such Option shall be restricted in accordance with the original terms of the Restricted Stock Award or Performance Shares Award in question, except that the Administrator may direct that such restrictions shall apply only to that number of Shares equal to the number of shares surrendered upon the exercise of such Option.

(vii)	by any combination of the foregoing or

(viii)	by any other form of consideration permitted by applicable law.

A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 11(b).

The Administrator may require the surrender of all or a portion of any Option granted under the Plan as a condition precedent to the grant of a new Option. Subject to the provisions of the Plan, such new Option shall be exercisable at the Exercise Price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Options shall be canceled and the Shares previously subject to such canceled Options shall again be available for future grants of Options and other Awards hereunder.

(e)	Loans. The Company or any Parent or Subsidiary may make loans available to Option holders in connection with the exercise of outstanding Options, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Option holders in favor of the Company or any Parent or Subsidiary, (ii) be subject to the terms and conditions set forth in this Section 6(e) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the aggregate Exercise Price less the par value (if any) of the Shares covered by the Option, or portion thereof, exercised by the holder, and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the holder’s termination of service to the Company or to any Parent or Subsidiary shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, Shares having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

(f)	Non-Transferability of Options. Except under the laws of descent and distribution, the Participant shall not be permitted to sell, transfer, pledge or assign any Option, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant shall be permitted to transfer one or more Non-Qualified Stock Options to a trust controlled by the Participant during the Participant’s lifetime for estate planning purposes.

(g)	Termination of Employment or Service. If a Participant’s employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason, the Option may thereafter be exercised to the extent provided in the Award Agreement evidencing such Option, or as otherwise determined by the Administrator.

(h)	Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

(i)	Automatic Grants of Options to Non-Employee Directors. The Company shall grant Non-Qualified Stock Options to Non-Employee Directors pursuant to this Section 6(i), which grants shall be automatic and nondiscretionary and otherwise subject to the terms and conditions set forth in this subsection (i) and the terms of the Plan (the “Automatic Non-Employee Director Options”). Each Non-Employee Director who first becomes a director of the Company following the Effective Date (as defined in Section 12) shall be automatically granted a Non-Qualified Stock Option to purchase 25,000 Shares (an “Initial Option”). Each Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 7,500 Shares (the “Annual Options”) on the date immediately following the Company’s annual meeting of stockholders; provided, however, that he or she is then a director of the Company and, provided, further, that as of such date, such director shall have served on the Board for at least the preceding six (6) months.

The term of each Automatic Non-Employee Director Option shall be ten (10) years, and the Exercise Price purchasable under an Automatic Non-Employee Director Option shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant, provided, however, in no event shall the Exercise Price purchasable under an Automatic Non-Employee Director Option be less than the par value (if any) of the Common Stock. The Initial Options shall vest and become exercisable in four equal annual installments on each of the first four anniversaries of the date of grant. The Annual Options shall be 100% vested and fully exercisable as of the date of grant.

In the event that the number of Shares available for grant under the Plan is not sufficient to accommodate the Automatic Non-Employee Director Options, then the remaining Shares available for Automatic Non-Employee Director Options shall be granted to Non-Employee Directors on a pro-rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board and/or the stockholders of the Company to increase the number of Shares that may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

Section 7.    Stock Appreciation Rights and Limited Stock Appreciation Rights.

Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights or Limited Stock Appreciation Rights shall be made; the number of Shares to be awarded, the Exercise Price (or, in the case of a Limited Stock Appreciation Right, the “Change in Control” price), and all other conditions of Stock Appreciation Rights and Limited Stock Appreciation Rights. The provisions of Stock Appreciation Rights and Limited Stock Appreciation Rights need not be the same with respect to each Participant.

Stock Appreciation Rights and Limited Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)	Awards. The prospective recipient of a Stock Appreciation Right or Limited Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a “Stock Appreciation Right Agreement” or “Limited Stock Appreciation Right Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights or Limited Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(b)	Exercisability.

(i)	Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant’s death or Disability prior to the expiration of such six-month period.

(ii)

Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6 above and this Section 7 of the Plan;

provided, however, that a Related Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the Exercise Price of such Option; provided, further, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant’s death or Disability prior to the expiration of such six-month period.

(iii)	Limited Stock Appreciation Rights shall only be exercised within the 30-day period following a “Change in Control” (as defined by the Administrator in the Limited Stock Appreciation Right Agreement evidencing such right) and, with respect to Limited Stock Appreciation Rights that are Related Rights (“Related Limited Stock Appreciation Rights”), only to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6 above and this Section 7 of the Plan.

(c)	Payment Upon Exercise.

(i)	Upon the exercise of a Free Standing Stock Appreciation Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of Shares (or any combination of cash and Shares) equal in value to the excess of the Fair Market Value as of the date of exercise over the per share Exercise Price specified in the Free Standing Stock Appreciation Right (which Exercise Price shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of Shares in respect of which the Free Standing Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(ii)	A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of Shares (or any combination of cash and Shares) equal in value to the excess of the Fair Market Value as of the date of exercise over the per share Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii)	Upon the exercise of a Limited Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash equal in value to the excess of the “Change in Control Price” (as defined in the Award Agreement evidencing such Limited Stock Appreciation Right) of a share of Common Stock Share as of the date of exercise over (A) the per share Exercise Price specified in the related Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the per share Exercise Price specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of Shares in respect of which the Limited Stock Appreciation Right shall have been exercised.

(d)	Non-Transferability.

(i)	Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 6(f) of the Plan.

(ii)	Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under Section 6(f) of the Plan.

(iii)	Limited Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 6(f) of the Plan.

(e)	Termination of Employment or Service

(i)	In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(ii)	In the event of the termination of employment or service of a Participant who has been granted one or more Related Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(iii)	In the event of the termination of employment or service of a Participant who has been granted one or more Limited Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(f)	Term.

(i)	The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(ii)	The term of each Related Stock Appreciation Right shall be the term of the Option to which it relates, but no Related Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(iii)	The term of each Limited Stock Appreciation Right shall be fixed by the Administrator, but no Limited Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

Section 8.    Restricted Stock, Deferred Stock and Performance Shares.

Awards of Restricted Stock, Deferred Stock or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock, Deferred Stock or Performance Shares shall be made; the number of Shares to be awarded; the Exercise Price, if any, to be paid by the Participant for the acquisition of Restricted Stock, Deferred Stock or Performance Shares; the Restricted Period (as defined in Section 8(b)) applicable to Awards of Restricted Stock or Deferred Stock; the performance objectives applicable to Awards of Deferred Stock or Performance Shares; and all other conditions of the Awards of Restricted Stock, Deferred Stock and Performance Shares. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the Award of Restricted Stock, Deferred Stock or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the Awards of Restricted Stock, Deferred Stock or Performance Shares need not be the same with respect to each Participant. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 6(e) of the Plan with respect to the exercise of Options.

(a)

Awards and Certificates.    The prospective recipient of Awards of Restricted Stock, Deferred Stock or Performance Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement” or “Performance Shares Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 8(b), (i) each Participant who is granted an Award of Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or

Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates evidencing Restricted Stock or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

With respect to Awards of Deferred Stock, at the expiration of the Restricted Period, stock certificates in respect of such Shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Deferred Stock Award.

(b)	Restrictions and Conditions. The Awards of Restricted Stock, Deferred Stock and Performance Shares granted pursuant to this Section 8 shall be subject to the following restrictions and conditions:

(i)	Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Deferred Stock or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, consultant or advisor to the Company or any Parent or Subsidiary, the Participant’s death or Disability or the occurrence of a “change in control” as defined in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, evidencing such Award.

(ii)	Except as provided in Section 8(c)(i), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock or Performance Shares during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to Shares subject to Awards of Deferred Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of Shares covered by Awards of Deferred Stock shall be paid to the Participant. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Stock, Deferred Stock or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

(iii)	The rights of Participants granted Awards of Restricted Stock, Deferred Stock or Performance Shares upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing such Awards.

Section 9.    Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or that, without the approval of the stockholders (as described below), would:

(a)	except as provided in Section 3 of the Plan, increase the total number of Shares reserved for issuance under the Plan;

(b)	change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

(c)	extend the maximum Option period under Section 6(b) of the Plan.

Notwithstanding the foregoing, stockholder approval under this Section 9 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company.

The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 10.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 11.    General Provisions.

(a)	Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c)	Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

(d)	Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e)	No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 12.    Stockholder Approval; Effective Date of Plan; Effective Date of Amendments.

(a)	The grant of any Award hereunder shall be contingent upon stockholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

(b)	Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of November 22, 1999.

(c)	Subject to the approval of the Amendments by the stockholders of the Company within twelve (12) months before or after the date the Amendments are adopted by the Board, the Amendments to the Plan shall be effective as of the first trading day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective (the “Effective Date”).

Section 13.    Term of Plan.

No Option, Stock Appreciation Right, Limited Stock Appreciation Right, or Awards of Restricted Stock, Deferred Stock or Performance Shares shall be granted pursuant to the Plan on or after November 22, 2009, but Awards theretofore granted may extend beyond that date.

APPENDIX A

VYYO INC.

THIRD AMENDED AND RESTATED 2000 EMPLOYEE AND CONSULTANT EQUITY

INCENTIVE PLAN

1.	General

1.1.	This appendix (the “Appendix”) is intended to enable the Company to issue Awards in compliance with Amendment no. 132 of the Ordinance (as defined below) and in particular with the provisions of Section 102 and Section 3(i) of the Ordinance, as amended or replaced from time to time.

1.2.	Any capitalized term not specifically defined in this Appendix shall have such meaning as is ascribed to it in the Vyyo Inc. Third Amended ad Restated 2000 Employee And Consultant Equity Incentive Plan (hereinafter, the “Plan”) and shall be construed according to the interpretation given to it in the Plan.

1.3.	The provisions of this Appendix shall apply only to Participants who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax.

1.4.	The Plan and this Appendix are complementary to each other and shall be deemed a single integrated document. Except as otherwise set forth herein, the terms and conditions of the Plan shall remain unchanged and in full force and effect, and shall govern the grant of Awards to Israeli Employees and to Israeli Non-Employees (as such terms are defined below).

1.5.	In the event of any inconsistencies or conflicting provisions between the provisions of the Plan and the provisions of this Appendix, whether explicit or implied, the provisions of this Appendix shall prevail.

2.	Definitions

2.1.	“3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to any person who is an Israeli Non-Employee.

2.2.	“102 Award” means an Award granted pursuant to Section 102 of the Ordinance to any person who is an Israeli Employee.

2.3.	“102 Capital Gain Awards (102 CGA)” means a Trustee 102 Award elected and designated by the Employing Company to qualify for capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4.	“102 Ordinary Income Award (102 OIA)” means a Trustee 102 Award elected and designated by the Employing Company to qualify for ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.5.	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(i) of the Ordinance.

2.6.	“Employing Company” shall have the meaning ascribed to it in Section 102(a) of the Ordinance.

2.7.	“Israeli Employee” means a person who is a resident of the state of Israel or who is deemed to be a resident of the state of Israel for the payment of tax, and who is an employee or an Office Holder (“Nose Missra”) of the Company, or any Parent or Subsidiary of the Company, in each case excluding a person who is a Controlling Shareholder prior to the issuance of the relevant Award or as a result thereof.

2.8.	“Israeli Non-Employee” means a person who is a resident of the state of Israel or who is deemed to be a resident of the state of Israel for the payment of tax, and who is (i) a consultant, adviser, service provider of the Company, or any Parent or Subsidiary of the Company, who is not an Israeli Employee, or (ii) a Controlling Shareholder (whether or not an employee of the Company or any Parent or Subsidiary thereof).

2.9.	“ITA” means the Israeli Income Tax Authorities.

2.10.	“Non-Trustee 102 Award” means an Award granted to an Israeli Employee pursuant to Section 102(c) of the Ordinance, which is not required to be held in trust by a Trustee.

2.11.	“Ordinance” means the 1961 Israeli Income Tax Ordinance [New Version], as now in effect or as amended or replaced from time to time.

2.12.	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as amended or replaced from time to time.

2.13.	“Trustee” means any person or entity appointed by the Company, any of its Parents or any of its Subsidiaries, as applicable and approved by the ITA, to serve as a trustee, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.14.	“Trustee 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant.

3.	Issuance of Awards

3.1.	Without derogating from the provisions of the Plan: (i) Israeli Employees may be granted only 102 Awards; and (ii) Israeli Non-Employees may be granted only 3(i) Awards. In each case, such Awards shall be subject to the terms and conditions of the Ordinance.

3.2.	The Employing Company may designate 102 Awards granted to Israeli Employees pursuant to Section 102 as Non-Trustee 102 Awards or as Trustee 102 Awards.

4.	Trustee 102 Awards

4.1.	Awards granted pursuant to this Section 4 are intended to constitute Trustee 102 Awards and are subject to the provisions of Section 102 and the general terms and conditions specified in the Plan, except for such provisions of the Plan applying to Awards under a different tax law or regulation.

4.2.	Trustee 102 Awards may be granted only to Israeli Employees.

4.3.	Trustee 102 Awards shall be classified as either 102 CGA or 102 OIA, subject to the terms and conditions of Section 102 and the provisions of the Plan and this Appendix

4.4.	No Trustee 102 Awards may be granted under this Appendix, unless and until the Employing Company’s election of the type of Trustee 102 Awards granted to Israeli Employees, 102 CGA or 102 OIA (the “Election”), is appropriately filed with the ITA.

After making an Election, the Company may grant only the type of Trustee 102 Awards it has elected (i.e. 102 CGA or 102 OIA), and the Election shall apply to all grants to Participants of Trustee 102 Awards until such Election is changed pursuant to the provisions of Section 102(g) of the Ordinance. The Employing Company may change such Election only after the passage of at least one year following the end of the year during which the applicable Employing Company first granted Trustee 102 Awards in accordance with the previous Election.

For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee 102 Awards or 3(i) Awards simultaneously with the grant of Trustee 102 Awards.

4.5.	The grant of Trustee 102 Awards shall be conditioned upon the approval (or the deemed approval pursuant to the provisions of section 102(a) of the Ordinance) of the Plan, this Appendix and the Trustee by the ITA.

4.6.	Trustee 102 Awards may be granted only after the passage of thirty days (or a shorter period as and if approved by the ITA) following the delivery by the appropriate Employing Company to the ITA of a request for approval of the Plan (including this Appendix) and the Trustee according to Section 102.

Notwithstanding the foregoing paragraph, if within ninety (90) days of delivery of the abovementioned request, the appropriate ITA officer notifies the Employing Company of his or her decision not to approve the Plan or the Trustee, the Awards that were intended to be granted as a Trustee 102 Awards shall be deemed to be Non-Trustee 102 Awards, unless otherwise determined by the ITA officer.

4.7.	Anything herein to the contrary notwithstanding, all Trustee 102 Awards granted under this Plan shall be granted or issued to a Trustee. The Trustee shall hold each such Trustee 102 Award, all Shares issued upon exercise thereof, and all other securities received following any exercise or realization of rights, including bonus shares, in trust for the benefit of the Participant in respect of whom such Award was granted. All certificates representing Awards or Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Awards or Shares are released from the trust.

4.8.	With respect to 102 CGA and 102 OIA, the Awards or Shares issued upon the exercise thereof and all rights related to them, including bonus shares, will be held by the Trustee for such period of time as required under Section 102 (currently, at least 24 months (in case of a 102 CGA) and 12 months (in case of a 102 OIA), from the end of the tax year in which such Award was deposited with the Trustee) or a shorter period as approved by the ITA (hereinafter, the “Holding Period”), under the terms set forth in Section 102.

4.9.	In accordance with Section 102, the Participant shall not sell, cause the release from trust, or otherwise dispose of, any Trustee 102 Award, any Share issued upon the exercise thereof, or any rights related to them, including bonus shares, until the end of the applicable Holding Period. Notwithstanding the foregoing but without derogating from the provisions of the Plan and the terms and conditions set forth in the Award Agreement, if any such sale, release, or disposition occurs during the Holding Period, then the provision of Section 102, relating to non-compliance with the Holding Period, will apply and all sanctions under Section 102 shall be borne by the Participant.

4.10.	Anything herein to the contrary notwithstanding, the Trustee shall not release any Awards which were not already exercised into Shares by the Participant, nor release any Shares issued upon exercise of the Trustee 102 Awards or rights related thereto, including bonus shares, prior to the full payment of the Exercise Price and Participant’s tax liability arising from the Trustee 102 Awards which were granted to him or her.

4.11.	In the event that the requirements for the Trustee 102 Awards are not met, then the Trustee 102 Awards shall be regarded as Non-Trustee 102 Awards.

4.12.	Upon receipt of a Trustee 102 Award, the Participant will sign an Award Agreement under which such Participant will agree to be subject to the trust agreement between the Company and/or its Subsidiaries and the Trustee, stating, inter alia, that the Trustee will be released from any liability in respect of any action or decision duly taken and executed in good faith in relation to this Appendix, or any Trustee 102 Award or Share issued to him or her thereunder.

5.	Non-Trustee 102 Awards

5.1.	Awards granted pursuant to this Section 5 are intended to constitute Non-Trustee 102 Awards and are subject to the provisions of Section 102 and the general terms and conditions specified in the Plan, except for such provisions of the Plan applying to Awards granted under a different tax law or regulations.

5.2.	Non-Trustee 102 Awards may be granted only to Israeli Employees.

5.3.	Non-Trustee 102 Awards that shall be granted pursuant to the Plan may be issued directly to the Israeli Employee or to a trustee appointed by the administrator in his sole discretion. In the event that the Administrator determines that Non-Trustee 102 Awards, and Shares issued upon the exercise thereof, shall be deposited with a trustee, the provisions of Sections 4.7 and 4.10 of this Appendix shall apply, mutatis mutandis.

5.4.	In the event that an Israeli Employee who was granted a Non-Trustee 102 Award is an employee of the Company, or any Parent or Subsidiary thereof, such employee will be obligated to provide his employer, upon the termination of his employment for any reason, with a security or guarantee to cover any future tax obligation resulting from the grant, exercise or disposition of the Award or the Shares issuable upon the exercise thereof, in the form satisfactory to such employer in the latter’s sole discretion.

6.	3(i) Awards

6.1.	Awards granted pursuant to this Section 6 are intended to constitute 3(i) Awards and are subject to the provisions of Section 3(i) of the Ordinance and the general terms and conditions specified the Plan, except for provisions of the Plan applying to Awards granted under a different tax law or regulations.

6.2.	3(i) Awards may be granted only to Israeli Non-Employees.

6.3.	3(i) Awards that shall be granted pursuant to the Plan may be issued directly to the Israeli Non-Employee or to a trustee appointed by the administrator in his sole discretion. In the event that the Administrator determines that 3(i) Awards, and Shares issued upon the exercise thereof, shall be deposited with a trustee, the provisions of Sections 4.7 and 4.10 of this Appendix shall apply, mutatis mutandis.

7.	The Award Agreement

The terms and conditions upon which the Awards shall be issued and exercised, shall be as specified in the Award Agreement to be executed pursuant to the Plan and this Appendix. Each Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (whether a Trustee 102 Award and if so, whether a 102 CGA or 102 OIA, Non-Trustee 102 Award, or a 3(i) Award), the vesting provisions, the term of the Award, and the exercise price. Any grant of Awards shall be conditioned upon the Participant’s undertaking to be subject to the provisions of Section 102 or Section 3(i), as applicable.

8.	Fair Market Value For Israeli Tax Purposes

Without derogating from Section 1(p) of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of a 102 CGA the Company’s Shares are listed on any established stock exchange or a national market system, or if the Company’s shares are registered for trading within ninety (90) days following the date of grant of the 102 CGA, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as applicable.

9.	Exercise of Awards

Awards shall be exercised in accordance with the provisions of the Plan and the Award Agreement, and when applicable, in accordance with the requirements of Section 102.

10.	Assignability and Sale of Awards

10.1.

Notwithstanding any other provision of the Plan to the contrary, no Options, Shares of Restricted Stock, Deferred Stock, Performance Shares, or any right with respect thereto or purchasable thereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect thereto granted to any third party whatsoever, without the prior written consent of the Administrator, and in any event subject to the provisions of the Ordinance. Any purported assignment, transfer, grant of collateral, or pledge of Options, Shares of Restricted Stock, Deferred

Stock, Performance Shares or any right with respect thereto or purchaseable thereunder, in contradiction to the provisions of this Section, directly or indirectly, for an immediate effect or for a future one, shall be null and void and cause the applicable Award to immediately expire.

During the lifetime of the Participant all of such Participant’s rights to purchase Shares or to otherwise exercise an Award hereunder shall be exercisable only by the Participant.

10.2.	Without derogating from Section 10.1 above, for as long as Awards or Shares purchased upon the exercise thereof are held by the Trustee on behalf of the Participant, all rights of the Participant with respect to such Awards and Shares shall be personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

Any purported assignment, transfer, grant of collateral, or pledge of an Award or Share in contradiction to the provisions of this Section, directly or indirectly, for an immediate effect or for a future one, shall be null and void and cause the Award to expire immediately.

11.	Integration of Section 102 And Tax Assessing Officer’s Permit

11.1.	With respect to Trustee 102 Awards, the provisions of the Plan, this Appendix and the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit (to the extent that such permit is issued) (the “Permit”), and said provisions and Permit shall be deemed an integral part of the Plan, this Appendix and the Award Agreement.

11.2.	Any provision of Section 102 or the Permit which is necessary in order to receive or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, this Appendix, or the Award Agreement, shall be deemed to have been automatically incorporated into this Appendix and considered binding upon the Company and the Participants who are Israeli Employees or Israeli Non-Employees.

12.	Dividends

Without derogating from the provisions of the Plan, a Participant shall be entitled to receive dividends with respect to Shares issued upon the exercise of his or her Awards (whether such Shares are held by the Participant or by the Trustee for his or her benefit), in accordance with the provisions of Vyyo Inc.’s Certificate of Incorporation (including all amendments thereto), subject to any applicable taxation on distribution of dividends and, when applicable, subject to the provisions of Section 102.

13.	Tax Consequences

13.1.	Any tax arising with respect to the grant or exercise of any Award, the payment for, or disposition of, Shares covered thereby, or from any other event or act in connection therewith (of the Company, its Parents or Subsidiaries, the Trustee or the Participant), shall be borne solely by the Participant. The Company, its Parents, Subsidiaries, and the Trustee shall be entitled to withhold taxes according to the requirements of any applicable laws, rules, and regulations, including withholding taxes at source and particularly regulation 7(b) of the Income Tax Regulations (tax benefits on the issuance of shares to employees) 2003. The Participant shall indemnify the Company, its Parents, Subsidiaries, and the Trustee, as the case may be, and hold each of them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

13.2.	The Administrator or, when applicable, the Trustee shall not be required to release any share certificate to a Participant until all required tax payments have been fully made.

APPENDIX B

FOURTH ~~THIRD~~ AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VYYO INC.

Vyyo Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

(a)	The name of the Corporation is Vyyo Inc. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on March 21, 1996 under the name PhaseCom, Inc. ~~(the “Original Certificate of Incorporation”).~~

(b)	~~This Third Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.~~ This Fourth Amended and Restated Certificate of Incorporation (the “Fourth Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

(c~~c~~)	~~This Amended and Restated Certificate of Incorporation restates and amends the Original Certificate of Incorporation of the Corporation.~~

~~(d)~~	The text of the Third ~~Original~~ Certificate of Incorporation of the Corporation is amended and restated in its entirety as follows:

FIRST: The name of the Corporation is Vyyo Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware and County of New Castle is 1313 N. Market Street, Suite 5100, Wilmington, DE 19801. ~~1013 Centre Road, Wilmington, Delaware 19805.~~ The name of its registered agent at that address is PHS CORPORATE SERVICES, INC.~~The Prentice-Hall Corporation System, Inc.~~

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 5~~20~~0,000,000 shares of common stock, each having a par value of $0.0001, and 5,000,000 shares of preferred stock, each having a par value of $0.001.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

Effective at 8:00 a.m., Eastern Daylight Savings Time, on August 1, 2002 (the “Effective Time”), each one (1) share of Common Stock of the Corporation issued and outstanding, by virtue of this Fourth ~~amendment to the Corporation’s Third~~ Amended and Restated Certificate of Incorporation, shall be combined into one-third (1/3) of one (1) share of fully paid and nonassessable Common Stock of the Corporation, subject to the treatment of fractional shares interests described below. Following the Effective Time of this amendment, the Corporation will evidence the reverse stock split effected hereby pursuant to procedures adopted by the Corporation.

No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation.

A holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices of the Common Stock, as reported in The Wall Street Journal, on the thirty (30) trading days preceding the date that is five (5) trading days before the Effective Time (as adjusted for the reverse stock split effected hereby) (or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days (as adjusted for the reverse stock split effected herby) or other price determined by the Board of Directors).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)	The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)	The Board of Directors shall consist of not less than one nor more than ten members, the exact number of which shall be fixed by the Board of Directors. Election of directors need not be by written ballot unless the Bylaws so provide.

(c)	The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2002 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2003 annual meeting. At each succeeding annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

(d)	A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(e)	Subject to the terms of any one or more classes or series of preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Fourth Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

(f)	In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Fourth Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

(g)	No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article FIFTH, Section (g) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SIXTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SIXTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Fourth Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

EIGHTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the Corporation’s Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be altered, amended, changed, added to or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote at an election of directors.

NINTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

TENTH: Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, (ii) the Board of Directors or (iii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this              ~~10th~~ day of                     ~~April~~, 2005~~0~~.

VYYO INC.

By:
Name:	Davidi Gilo
Title:	Chairman and Chief Executive Officer

DETACH HERE	ZVYY42

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VYYO INC.

FOR THE 2005 ANNUAL MEETING OF THE STOCKHOLDERS

MARCH 14, 2005

The undersigned stockholder of VYYO INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 14, 2005 and the 2004 Annual Report to Stockholders and hereby appoints Michael P. Corwin, Andrew P. Fradkin and Lonnie Goldman, or any of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of VYYO INC. to be held on March 14, 2005 at 10:00 a.m., local time, at Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York 10036, and at any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF CLASS II DIRECTORS, FOR THE APPROVAL OF THE THIRD AMENDED AND RESTATED 2000 EMPLOYEE AND CONSULTANT EQUITY INCENTIVE PLAN, FOR THE APPROVAL OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FOR THE RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN CPAs (ISR), A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VYYO INC.

C/O Equiserve Trust Company N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZVYY41

☒	Please mark votes as in this example.	#VYY

			FOR	AGAINST	ABSTAIN
1. To elect two Class II Directors: Nominees: (01) Lewis S. Broad (02) Neill H. Brownstein	2.	To approve the Third Amended and Restated 2000 Employee and Consultant Equity Incentive Plan increasing the number of shares reserved for issuance thereunder and increasing the number of shares reserved for issuance under the Plan’s “evergreen” provisions.	☐	☐	☐

						FOR	AGAINST	ABSTAIN
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	To approve the Fourth Amended and Restated Certificate of Incorporation to reduce the number of authorized shares.	☐	☐	☐
☐ (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)				4.	To ratify the appointment of Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, as the independent auditors for the Company for the year ending December 31, 2005.	☐	☐	☐
				5.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
					MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
					This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate, if shares are held by joint tenants or as community property, both should sign

Signature:                                                                       Date:                                  Signature:                                                               Date: